Exhibit 23(b)


                   CONSENT OF COOPERS & LYBRAND L.L.P.,
                          INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Compaq Computer Corporation of our report dated July 24, 1997, on our audits of the consolidated financial statements and financial statement schedule of Digital Equipment Corporation as of June 28, 1997 and June 29, 1996 and for the years ended June 28, 1997, June 29, 1996, and July 1, 1995, which report is incorporated by reference in Digital's Annual Report on Form 10-K for the year ended June 28, 1997. We also consent to the reference to our firm under the caption "Experts" in such Proxy Statement/Prospectus.


                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------
                                             COOPERS & LYBRAND L.L.P


Boston, Massachusetts
May 4, 1998